Athene Annuity and Life Company
Exhibit 4.1

Single Purchase Payment Index-Linked Deferred Annuity Contract

•	Periodic income commencing on Annuity Date.

•	The values of this Contract may be affected by an external index; however, this Contract does not directly participate in any stock or equity investments.

•	Option to change Annuity Date.

•	Non-Participating.

Athene Annuity and Life Company will make the payments and provide the benefits described in this Contract in consideration for the payment by the Owner of the Purchase Payments when due.
The Company will pay the Death Benefit to the Beneficiary as provided in this Contract if: (1) any Owner dies prior to the Annuity Date, or (2) any Owner is a non-natural person and any Annuitant dies prior to the Annuity Date.
This is a legal contract between the Owner and Athene Annuity and Life Company.
The Company holds reserves for guarantees under this Contract in a separate account. The assets in the Separate Account will not be chargeable with liabilities arising out of any other business that the Company may conduct.
Contractual benefits and values for Index-Linked Segment Options are variable, may increase or decrease, and are not guaranteed as to a fixed dollar amount.
Please read Your Contract carefully. It includes the provisions both on the pages within and on any Riders or Endorsements which are attached. If You, as the Owner, are not satisfied with Your Contract, You may return it to the Company or to the financial professional from whom Your Contract was purchased within {20} days following its receipt, and the Purchase Payment paid, less any Withdrawals, will be refunded, and Your Contract will be cancelled. This is referred to as the “Right to Cancel Period”.

/s/Grant Kvalheim                /s/ Blaine T. Doerrfeld
Grant Kvalheim                    Blaine T. Doerrfeld
President                    Secretary

Administrative Office:    Home Office:

Mail Processing Center	7700 Mills Civic Pkwy
P.O. Box 1555    West Des Moines, IA 50266-3862

Des Moines, IA 50306-1555	(888) 266-8489
(888) 266-8489

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Athene Annuity and Life Company
Exhibit 4.1

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Athene Annuity and Life Company
Exhibit 4.1

	Segment Interim Value	8
	Segment Credits	8
	Segment Allocation	8
	Transferred Purchase Payment	8
4.	Cash Surrender Value and Withdrawals	8
	Cash Surrender Value	8
	Withdrawal Charge	9
	Withdrawal Charge Period	9
	Withdrawals, Free Withdrawals	9
	Required Minimum Distribution Withdrawals	10
5.	Death Provisions	10
	Death Benefit	10
	Beneficiary	10
	Death of an Annuitant prior to the Annuity Date	11
	Death of an Owner prior to the Annuity Date	11
	Death on or after the Annuity Date	11
6.	Settlement Options	12
	Election of Option	12
	Settlement Options	12
	Option 1: Life Annuity	12
	Option 2: Life Annuity with Guaranteed Period	12
	Option 3: Installment Refund Life Annuity	12
	Option 4: Joint and Last Survivor Annuity	13
	Option 5: Fixed Period Annuity	13
7.	Termination	13

For information, or to make a complaint regarding Your Contract, call: {1-888-266-8489}

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Athene Annuity and Life Company
Exhibit 4.1

1.	Definitions

In addition to the terms defined throughout this Contract, the following terms have the respective meanings described in this section:
Administrative Office
Our Administrative Office is shown on the front of this Contract. We may change Our Administrative Office by notifying You in writing.
Annuitant, Joint Annuitant
The Annuitant is the natural person named on the Contract Schedule. The Annuitant is the person whose life determines the annuity payments made under Your Contract. We will allow You to name two natural persons on the application to serve as Joint Annuitants. If there is a Joint Annuitant, the Joint Annuitant must be the Annuitant’s spouse.
Annuity Date
The Annuity Date is the date on which annuity payments will begin. The Annuity Date is the date shown on the Contract Schedule and is the Contract Anniversary on or first following the later of the Annuitant's age 95, or the 10th Contract Anniversary, unless modified by any Rider or Endorsement. In the case of Joint Annuitants, the Annuity Date will be set based on the age of the older Joint Annuitant. You may select an earlier Annuity Date, which may be any time after the Contract Date, by Notice provided to Us. The revised Annuity Date must be at least 10 days after our receipt of Your Notice.
Beneficiary(ies)
The Beneficiary is the person(s) or entity(ies) named by the Owner to receive the Death Benefit.
Business Day
Business Day means any day of the week except for Saturday, Sunday and U.S. Federal holidays where U.S. stock exchanges are closed.
Company, We, Us, Our
Company, We, Us and Our refers to Athene Annuity and Life Company.
Contract Anniversary
A Contract Anniversary is any twelve-month anniversary of the Contract Date. For example, if the Contract Date is January 10, 2018, then the first Contract Anniversary is January 10, 2019.
Contract Date
The Contract Date is the date Your Contract is issued and is shown on the Contract Schedule.
Contract Year
A Contract Year is the twelve-month period that begins on the Contract Date and each Contract Anniversary. For example, if the Contract Date is January 17, 2018, then the first Contract Year is the twelve-month period between January 17, 2018 and January 16, 2019.

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Athene Annuity and Life Company
Exhibit 4.1

Holding Account
The Holding Account is an account that holds the Purchase Payment until it is allocated to the applicable Segment Options according to the Segment Allocation Percentages selected by the Owner. Interest is credited daily to the Holding Account in accordance with the Holding Account Fixed Interest Rate. The Holding Account Fixed Interest Rate is an annual rate that is shown on the Segment Contract Schedule and is guaranteed not to change.
Index or Indices
Index or Indices means the index or indices shown on the Segment Contract Schedule, which are used in the calculation of the Segment Credits for an Index-Linked Segment Option.
Index-Linked Segment Option
Index-Linked Segment Option means any Segment Option that calculates Segment Credits based on one or more underlying indices (excludes Fixed Segment Options).
Notice, Notify, Notifying
Notice, Notify and Notifying means requests and information that You sign and We receive and accept at Our Administrative Office, in any form offered by and acceptable to Us.
Owner
Owner means the Contract owner named in the application or their successor or assignee if You provide Notice that ownership has been assigned and the Company has acknowledged the assignment. If no owner is named on the application, the Annuitant will be the Owner. If Joint Owners are named, all references to Owner shall mean the Joint Owners. Joint Owners must be spouses.
Segment Allocation Percentage
A Segment Allocation Percentage is the percentage of the Purchase Payment applied to each Segment Option.
Segment Options
A Segment Option is a method for crediting funds to your Contract. It includes a Segment Term Period and an Index, if applicable. There may be several Segments Options available within any Strategy Endorsement. The Segment Options available on the first available Segment Start Date following Your Contract Date are shown on the Contract Schedule. You may transfer funds across available Segment Options in accordance with the provisions of the Transferred Purchase Payment section of this Contract.
Segment End Date
A Segment End Date is the last day of a Segment Term Period. The Segment Credit for Index-Linked Segment Options is calculated on the Segment End Date. The Segment End Date coincides with the next Segment Start Date.
Segment Start Date
The Segment Start Date is the first date of the Segment Term Period. The day and month on which any Segment Start Date falls will always be the day and month shown in the Segment Contract Schedule.
Segment Term Period
The Segment Term Period for each Segment Option is shown on the Segment Contract Schedule. The Segment Term Period ends on the Segment End Date. Upon expiration of each Segment Term Period, a new Segment Term Period will begin.

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Athene Annuity and Life Company
Exhibit 4.1

Separate Account
The Separate Account is the segregated account, established by the Company under Iowa Law, in which we hold reserves for our guarantees under the Contract and our other general obligations. The portion of the assets of the Separate Account equal to the reserves and other Contract liabilities with respect to the Separate Account will not be chargeable with liabilities arising out of any other business we may conduct. You do not participate in the performance of assets held in the Separate Account and do not have any direct claim on them. The Separate Account is not registered under the Investment Company Act of 1940.
Strategy Endorsements
Strategy Endorsements are separate documents that include additional terms of Your Contract.
Withdrawal
Unless otherwise specified, a Withdrawal is the removal of funds from Your Contract, including a partial withdrawal, a surrender of Your Contract, payment of a Death Benefit, or the application of the Interim Value to a Settlement Option. Withdrawal refers to the amount of Contract Value withdrawn for such benefits, prior to the application of Withdrawal Charges, Interest Adjustments, and Equity Adjustments. We do not treat the deduction of the Segment Fee as a Withdrawal.
You, Your
You and Your refers to the Owner.

2.	General Provisions

Annuity Payments
Annuity payments will commence on the Annuity Date if:

•	all Owners are natural persons and all the Owners and at least one Annuitant are alive on the Annuity Date; or

•	if any Owner is a non-natural person and all Annuitants are alive on the Annuity Date.
Annuity payments will be paid to You or a payee You designate in accordance with the terms and conditions of the Settlement Option elected by the Owner, or if no Settlement Option is elected, in accordance with the terms and conditions of this Annuity Payments provision. In order to receive payments, an Annuitant must be living on the Annuity Date and on the date that each following payment is due, if applicable, under the terms of the elected annuity Settlement Option or the payment provisions below, if applicable. “Settlement Options” are the methods of distribution described in the Settlement Options section of Your Contract. We may require proof of the correct age and gender of an Annuitant before making annuity payments.
An election of a Settlement Option must be made in writing by the Owner and is irrevocable on or after the Annuity Date. If a Settlement Option has not been elected prior to the Annuity Date, one of the following two payment provisions will apply:

•	If there is one living Annuitant on the Annuity Date, the Interim Value of Your Contract will be applied to provide annuity payments for the longer of the lifetime of the Annuitant or five years; or

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Athene Annuity and Life Company
Exhibit 4.1

•
If there are two living Joint Annuitants on the Annuity Date, the Interim Value of Your Contract will be applied to provide annuity payments in the same monthly amount for the longer of the lifetimes of both Joint Annuitants or five years.

Assignment
To the extent allowed by state law, We reserve the right to refuse our consent to any assignment at any time on a nondiscriminatory basis if the assignment would violate or result in noncompliance with any applicable state or federal law or regulation. Unless otherwise restricted by Endorsement, You may request to assign or transfer Your rights under the Contract by Notifying Us. We will not be bound by an assignment until We acknowledge it. If Your Contract is assigned, the assignment will take effect on the date the Notice was signed; however, the assignment is subject to any action taken by Us before receipt of the Notice. We have no liability under any assignment for Our actions or omissions done in good faith. In addition, We shall not be liable for any tax consequences You may incur due to the assignment of Your Contract.
Change of Annuitant
Prior to the Annuity Date, You may change the Annuitant by Notifying Us. A change will take effect as of the date You signed the Notice. The Annuitant may not be changed in a Contract which is owned by a non-natural person, unless the Contract is being continued by a surviving spouse as sole Beneficiary in which case the surviving spouse Beneficiary will become the Annuitant. The Annuitant cannot be changed on or after the Annuity Date.
Change of Beneficiary
Prior to the date the Death Benefit becomes payable, You may change a Beneficiary by Notifying Us. You may name one or more contingent Beneficiaries. The interest of any named irrevocable Beneficiary cannot be changed without the consent of such Beneficiary. A change will take effect as of the date You signed the Notice. Any change is subject to payment or other action taken by Us before the Notice was received by Us.
Contract
This Contract, including the Contract Schedule, the Segment Contract Schedule, the attached application, if any, and any attached Endorsements, Riders or signed amendments constitute the entire Contract. No one except the President or Secretary of the Company may change or waive any of the terms of this Contract. Any change must be in writing and signed by the President or the Secretary of the Company.
Conformity with Applicable Laws
The benefits and Cash Surrender Value available under Your Contract are not less than the minimum benefits required by statute or regulation as of the Contract Date in the state in which Your Contract is issued. Notwithstanding any provision in Your Contract to the contrary, all distributions under Your Contract must be made in accordance with the applicable requirements of Section 72(s) of the Internal Revenue Code, as amended, or Section 401(a)(9), as amended, as applicable, and all terms of Your Contract will be interpreted consistently with the requirements of Section 72(s) or Section 401(a)(9), as applicable.
Incontestability
All statements made in the application are considered representations and not warranties. The validity of Your Contract will not be contestable.

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Athene Annuity and Life Company
Exhibit 4.1

Misstatement of Age or Gender
If the age of an Owner or Annuitant has been misstated and this Contract was issued after the Maximum Issue Age, We will refund the Purchase Payment paid less any prior Withdrawals or distributions and We will void this Contract. The Maximum Issue Age is shown on the Contract Schedule.
If the age or gender of an Annuitant has been misstated, the amount We will pay will be that which the Purchase Payment paid would have purchased if the correct age and gender had been stated. Age will be calculated as the age at the last birthday of that Annuitant. Any underpayments made by Us will be immediately paid in one sum with interest compounded at the rate of 1.00% per year. Any overpayments made by Us will be charged against the next succeeding annuity payment or payments with interest compounded at the rate of 1.00% per year.
Ownership
All rights described in Your Contract may be exercised by You subject to the rights of:

•	any assignee of record with Us; and

•	any irrevocably named Beneficiary.
You may change an Owner by Notifying Us. We will not be bound by an assignment until We acknowledge it. A change will take effect as of the date You signed the Notice, unless You specify otherwise, subject to any payments made or actions taken by Us prior to receipt of this Notice. We shall not be liable for any tax consequences You may incur due to a change of the Owner designation.
Premium Taxes
Your state may charge Us a premium tax for Your Contract. We may deduct the amount of such tax from Your Purchase Payments when Your Purchase Payments are received, or from the Contract Value of Your Contract upon:

•	any Withdrawal from Your Contract; or

•	the surrender of Your Contract; or

•	the election of a Settlement Option; or

•	the payment of a Death Benefit.
Statements
We will furnish annually, and at any time upon Your request, a statement reflecting Contract activity and values.

3.	Purchase Payment and Contract Value

Purchase Payment
The “Purchase Payment” is the amount We receive for Your Contract, as shown on the Contract Schedule, and is due on the Contract Date. We may limit the amount of Purchase Payment that We will accept for Your Contract to $1,000,000 without prior Home Office approval, and no Purchase Payment will be accepted after the Contract Date.
Contract Value
The “Contract Value” at any time is equal to the sum of the Segment Values.
Interim Value
The “Interim Value” at any time is equal to the sum of the Segment Interim Values.

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Athene Annuity and Life Company
Exhibit 4.1

Segment Value
The “Segment Value” of a Segment Option at any time is determined based on the provisions of the applicable Strategy Endorsement.
Segment Interim Value
The “Segment Interim Value” of a Segment Option at any time is determined based on the provisions of the Interim Value Endorsement.
Segment Credits
The dollar amounts we credit to each Segment Option under this Contract are called “Segment Credits.” Segment Credits will be calculated for a Segment Option based on the provisions of the applicable Strategy Endorsement.
Segment Allocation
On the Contract Date, the Purchase Payment will be credited to the Holding Account. The Holding Account will be transferred to the Segment Options on the Segment Start Date based on the Segment Allocation Percentages selected by the Owner. The Segment Allocation Percentages selected for each Segment Option must be a whole percentage ranging from 0% to 100%. The sum of the Segment Allocation Percentages must equal 100%.
Transferred Purchase Payment
At the end of each new Segment Term Period prior to the Annuity Date, You may elect to transfer some or all of the Segment Value from one of Your Contract’s Segment Options into one or more of Your Contract’s other Segment Options, subject to any transfer limitations specified in Your Contract’s Strategy Endorsements. Each Segment Option involved in such transfers must be at the end of a Segment Term Period. We will notify You at least {15} days prior to the Segment End Date of the Cap Rates, Participation Rates, {Annual Spread,} and Annual Interest Rates applicable to available Segment Options for the next Segment Term Period. Cap Rates, Participation Rates, {Annual Spread,} and Annual Interest Rates are defined in the applicable Strategy Endorsements.
The amount transferred is referred to as Transferred Purchase Payment. To elect such a transfer, You must Notify Us at least two Business Days before the Segment End Date on which the transfer is to be made. Your Notice must specify the Segment Options to which each transfer is to be made. You must also specify the amount that is to be transferred, either as a total dollar amount or as a whole percentage of the Segment Value of the Segment Option from which the funds are being transferred.
For any transfer request We receive where the amount to be transferred represents a percentage of a known or unknown value, We will use Our best efforts to determine the amount that must be transferred from each Segment Option in order to satisfy the intent of Your original request.

4.	Cash Surrender Value and Withdrawals

Cash Surrender Value
On or before the Annuity Date and before the date the Death Benefit becomes payable under this Contract, You may surrender Your Contract for the Cash Surrender Value, by making a request to Our Administrative Office.
The “Cash Surrender Value” is the Interim Value adjusted for any applicable Withdrawal Charge.

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Athene Annuity and Life Company
Exhibit 4.1

Withdrawal Charge
A “Withdrawal Charge” is the charge that We assess when You surrender the Contract or make a partial withdrawal. The amount of the Withdrawal Charge is assessed on the Contract Value for any amount withdrawn based on the percentage shown on the Contract Schedule that varies by Contract Year. The Withdrawal Charge does not apply to the Free Withdrawal Amount.
Withdrawal Charge Period
The “Withdrawal Charge Period” means the Contract years during which you pay a Withdrawal Charge on any amount withdrawn. The Withdrawal Charge Period ends when the Withdrawal Charge Rate declines to 0% in the Withdrawal Charge Rate Schedule set forth in your Contract Schedule.
Withdrawals, Free Withdrawals
On or before the Annuity Date and before the date the Death Benefit becomes payable under this Contract, You may request a Withdrawal from Your Contract. The Withdrawal amount cannot be greater than the Cash Surrender Value. All Withdrawals will be subject to an Interest Adjustment and an Equity Adjustment. The “Interest Adjustment” is a positive or negative adjustment that reflects changes in interest rates related to the fixed income assets purchased in support of the Contract. The “Equity Adjustment” is a positive or negative adjustment that reflects changes in economics related to the Index.
The Interest Adjustment and Equity Adjustment on any date are determined based on the provisions of the Interim Value Endorsement.
Unless You direct otherwise, all partial withdrawals will be taken first from the Fixed Segment Options (shown on the Segment Contract Schedule), beginning with the Fixed Segment Option with the shortest Segment Term Period. To the extent there are not enough funds in the Fixed Segment Options to cover the entire Withdrawal, We will deduct the remaining balance from the other Segment Options in which You have funds, beginning with Segment Options that have the shortest Segment Term Period. If You have multiple Segment Options with the same Segment Term Period, We will deduct the remaining balance pro rata across those Segment Options.
A “Free Withdrawal” is a withdrawal amount on which no Withdrawal Charges apply. The Free Withdrawal amount available to You in the first Contract Year will be equal to the Free Withdrawal Percentage multiplied by the Purchase Payment. In subsequent Contract Years, the Free Withdrawal amount available to You will be equal to the Free Withdrawal Percentage multiplied by the Contract Value as of the Contract Anniversary on the first day of that Contract Year. The “Free Withdrawal Percentages” are shown on the Contract Schedule. Any unused portion of the Free Withdrawal amount for a Contract Year cannot be carried over to the following Contract Year.
If the amount of a withdrawal in any Contract Year exceeds the Free Withdrawal amount for that Contract Year, the excess withdrawal will be subject to any applicable Withdrawal Charge. If you surrender Your Contract, a Withdrawal Charge will be applied to any Free Withdrawal previously taken during the same Contract Year.
To take a withdrawal from Your Contract, You must Notify Us. The minimum amount that You may request to be withdrawn from Your Contract at any time is $500. If you request a withdrawal that causes the Contract Value to be less than $2,000, We will treat your request as a surrender of Your Contract.
We reserve the right to pay withdrawal amounts directly to You.

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Athene Annuity and Life Company
Exhibit 4.1

We may defer payment of any withdrawals of any type from Your Contract for up to six months if the insurance regulatory authority of the state in which Your Contract was issued approves such deferral.
Required Minimum Distribution Withdrawals
This provision applies only if Your Contract is subject to the minimum distribution requirements under Internal Revenue Code Section 401(a)(9), such as if this Contract is a contract issued in connection with a qualified plan under Section 401(a), a Section 403(b) contract, an individual retirement annuity contract under Section 408, or a Roth IRA under Section 408A.
Any withdrawal of a required minimum distribution under Section 401(a)(9) with respect to this Contract, as calculated by Us, will not be subject to Withdrawal Charges. Any required minimum distribution withdrawal amount includes and is not in addition to the Contract's Free Withdrawal amount. If the Owner surrenders the Contract, a Withdrawal Charge will be applied to any Free Withdrawal previously taken during the same Contract Year, including any required minimum distribution Withdrawals. Required minimum distributions will incur a Withdrawal Charge if You previously took a Withdrawal in the same Contract Year to satisfy the required minimum distribution requirement. In this circumstance, You must wait until the next Contract Anniversary to take Your required minimum distribution free of Withdrawal Charges.

5.	Death Provisions

Death Benefit
The Death Benefit will be equal to the Interim Value. The Death Benefit will be calculated as of the date of death. Withdrawal Charges will not be applied in determining the Death Benefit payable to your Beneficiary. If applicable law requires the payment of interest on the Death Benefit, the Death Benefit will earn interest at a rate and in the manner required by law. The Death Benefit must be paid in a manner that complies with the applicable requirements of Section 72(s) of the Internal Revenue Code.
Before We will pay the Death Benefit, We must receive proof of death at Our Administrative Office in a form and manner satisfactory to Us, which includes:

•	proof of death while the Contract was in effect;

•	Our claim form properly completed from each Beneficiary, as applicable; and

•	any other documents required by law.
Beneficiary
The following rules apply unless otherwise permitted by Us in accordance with applicable law:

•
No Beneficiary has any rights in Your Contract until the Beneficiary is entitled to the Death Benefit. If the Beneficiary, including an irrevocable Beneficiary, dies before that time, all rights of that Beneficiary will end at their death.

•
If no Beneficiary has been named or if no Beneficiary is alive at the time the Death Benefit is payable, then the Beneficiary is the estate of the deceased Owner or Annuitant whose death caused the Death Benefit to be payable. If the death of both Joint Annuitants or Joint Owners, if applicable, occurs simultaneously, the estates of both will be the Beneficiary in equal shares. This paragraph does not apply if there is a named Beneficiary and such Beneficiary is an entity.

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Athene Annuity and Life Company
Exhibit 4.1

•
If You have not designated how the Death Benefit is to be distributed and two or more Beneficiaries are entitled to the Death Benefit, the surviving Beneficiaries and any Beneficiaries that are entities will share the Death Benefit equally.

•
Unless You Notify Us otherwise, if You have designated how the Death Benefit is to be distributed and a Beneficiary dies prior to the time such Beneficiary is entitled to the Death Benefit, the portion of the Death Benefit designated to the deceased Beneficiary will be divided among the surviving Beneficiaries and Beneficiaries that are entities on a pro rata basis. In other words, each surviving Beneficiary's or each entity Beneficiary’s interest in the Death Benefit will be divided by the sum of the interests of all such surviving or entity Beneficiaries to determine the percentage each Beneficiary will receive of the deceased Beneficiary's original interest in the Death Benefit.

Death of an Annuitant prior to the Annuity Date
If the Annuitant is not an Owner and dies prior to the Annuity Date, You may designate a new Annuitant, subject to Our underwriting rules then in effect. If no designation is made within 30 days of death of the Annuitant, the younger of You or any Joint Owner will become the Annuitant.
If the Owner is a non-natural person, the death of the Annuitant will be treated as the death of the Owner and a new Annuitant may not be designated.
Death of an Owner prior to the Annuity Date
If any Owner (or, if the Owner is a non-natural person, any Annuitant) dies prior to the Annuity Date, We will pay the Death Benefit to the Beneficiary.
Upon the death of any Joint Owner, where the surviving spouse is the surviving Joint Owner, the surviving Joint Owner will become the Beneficiary to whom the Death Benefit will be paid, and any other Beneficiary designation on record at the time of the death will be treated as a contingent Beneficiary. If the Beneficiary is a natural person, such Beneficiary may elect for the Death Benefit to be distributed over the life of the Beneficiary, or over a period not extending beyond the life expectancy of the Beneficiary, provided that We are Notified of that election within 60 days of the Death Benefit being payable and such distributions begin no later than one year after the Owner’s death.
If the Beneficiary is the deceased Owner’s surviving spouse (or, if the Owner is a non-natural person, the deceased Annuitant’s surviving spouse), the surviving spouse may elect to continue the Contract as the sole Owner in lieu of receiving the Death Benefit. This provision relating to the surviving spouse can only apply once and cannot apply a second time if the surviving spouse elects to continue the Contract, remarries and then dies.
All elections must be made by submitting the appropriate paperwork to Us.
Death on or after the Annuity Date
If an Owner dies (or an Annuitant dies where the Owner is a non-natural person) on or after the Annuity Date and before the entire interest in this Contract has been distributed, any remaining interest in this Contract will be distributed under the method of distribution being used on the date of death.

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Athene Annuity and Life Company
Exhibit 4.1

6.	Settlement Options

Election of Option
On the Annuity Date, the Interim Value will be applied to provide annuity payments to You or a payee You designate in accordance with the applicable Settlement Option elected by the Owner or if no Settlement Option was elected, in accordance with the Annuity Payments provision. Withdrawal Charges will not be applied when You elect a Settlement Option and will not be applied to the resulting annuity payments. As stated in the Annuity Payments provision of Your Contract, an election of a Settlement Option must be made in writing by the Owner prior to the Annuity Date and is irrevocable on or after the Annuity Date.
Additionally, the Beneficiary may elect to receive the Death Benefit under one of the Settlement Options described below, subject to the satisfaction of section 72(s) of the Internal Revenue Code, as amended. Any election of a Settlement Option by a Beneficiary must be made in writing and is irrevocable on or after the date payments begin. For purposes of the Settlement Options below, the Beneficiary will be the Annuitant.
A lump sum along with a Settlement Option may be elected. The amount applied under the Settlement Option must be at least $5,000.
Payments made quarterly, semiannually or annually may be elected in lieu of monthly payments. Payments less than $100 will only be made annually.
Settlement Options
No future payments under any option except as provided in the Settlement Option or by law may be assigned or transferred.
In addition to the Settlement Options below, We may provide other options at our discretion:
Option 1: Life Annuity
Monthly payments will be made during the lifetime of the Annuitant. The monthly payments will cease on the death of the Annuitant. No payments will be due after the death of the Annuitant.
Option 2: Life Annuity with Guaranteed Period
Monthly payments will be made for the longer of the guaranteed period elected and the lifetime of the Annuitant. The guaranteed periods are 5, 10, 15 or 20 years, or any other period agreed upon in writing by Us. After the guaranteed period, monthly payments will cease on the death of the Annuitant, and no payments will be due after the death of the Annuitant. If the Annuitant dies during the guaranteed period, no payments will be due after the guaranteed period.
Option 3: Installment Refund Life Annuity
Monthly payments will be made for the Installment Refund Period and thereafter for the lifetime of the Annuitant. The Installment Refund Period is the period required for the sum of the monthly payments to equal the total amount applied under this option. After the Installment Refund Period, monthly payments will cease on the death of the Annuitant, and no payments will be due after the death of the Annuitant. If the Annuitant dies during the Installment Refund Period, no payments will be due after the Installment Refund Period.

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Athene Annuity and Life Company
Exhibit 4.1

Option 4: Joint and Last Survivor Annuity
Monthly payments will be made for the joint lifetime of two Annuitants and in an equal amount during the remaining lifetime of the survivor. Payments will cease on the death of the last survivor. No payments will be due after the death of the last survivor. Payments may also be made to the survivor in an amount equal to two-thirds or one-half of the payment made during the joint lifetime of the two persons.
We will furnish Annuity Settlement Option factors for Option 4 upon request.
Option 5: Fixed Period Annuity
Monthly payments will be made for the fixed period elected. Payments will cease at the end of the fixed period and no further payments will be due. The fixed period that may be elected is any period from 5 to 30 years.
Annuity Settlement Option factors for Options 1, 2, 3, and 5 are shown on the Contract Schedule.

7.	Termination

Your Contract will terminate on the date on which all amounts are paid as required by Your Contract.

Single Purchase Payment Index-Linked Deferred Annuity Contract
Subject to the terms and conditions of Your Contract, periodic income commencing on the Annuity Date with the option to change the type of Settlement Option payable prior to the Annuity Date. Non-Participating.

Administrative Office:    Home Office:
Mail Processing Center    7700 Mills Civic Pkwy
P.O. Box 1555    West Des Moines, IA 50266-3862
Des Moines, IA 50306-1555    (888) 266-8489
(888) 266-8489

Contract Schedule

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Athene Annuity and Life Company
Exhibit 4.1

Contract Number:	{Specimen}	Purchase Payment:		${10,000.00}
Annuitant:	{John Doe}	Age:	{35}	Gender:	{Male}
{Joint Annuitant:	{Jane Doe}	Age:	{35}	Gender:	{Female}}
Owner:	{John Smith}	Age:	{75}	Gender:	{Male}
{Joint Owner:	{Jane Smith}	Age:	{75}	Gender:	{Female}}
Contract Date:	{01/10/2018}
Maximum Issue Age:	{80}
Annuity Date:	{01/10/2058}

Withdrawal Charge Rate Schedule		Free Withdrawal Percentage Schedule
{Contract Year	Rate	{Contract Year	Rate
1	8.00%	1	10.00%
2	8.00%	2	10.00%
3	7.00%	3	10.00%
4	6.00%	4	10.00%
5	5.00%	5	10.00%
6	4.00%	6	10.00%
7+	0.00%}	7+	100.00%}

Annuity Tables
The guaranteed monthly income rates for the Settlement Options are set forth in the tables below and are based on an interest rate of {1.50}% and where lifespan affects the payout, the {2012 ANB IAM Period Table developed by the Society of Actuaries, with gender-specific rates, and with 7 years of generational mortality improvement applied using Projection Scale G2}. If We are required to use the same income rates for males and females, the guaranteed monthly income rates for the Settlement Options where lifespan affects the payout assume that Annuitants are 60% female and 40% male. We may offer guaranteed monthly income rates that are more favorable than those contained in Your Contract.

Males - Option One, Two and Three Monthly Income Rates per $1,000
Period Certain & Life
Age	Life	5 Years	10 Years	15 Years	20 Years	Installment Refund
60	{3.63	3.62	3.59	3.53	3.45	3.34
65	4.19	4.18	4.12	4.01	3.85	3.76
70	4.99	4.96	4.83	4.60	4.27	4.32
75	6.19	6.09	5.77	5.25	4.59	5.06
80	8.02	7.74	6.91	5.79	4.76	6.08
85+	N/A	10.02	7.97	6.08	4.81	N/A}

CS I (05/19)    Page 1    CS I (05/19)

Athene Annuity and Life Company
Exhibit 4.1

Females - Option One, Two and Three Monthly Income Rates per $1,000
Period Certain & Life
Age	Life	5 Years	10 Years	15 Years	20 Years	Installment Refund
60	{3.46	3.45	3.43	3.39	3.33	3.23
65	3.97	3.96	3.91	3.84	3.72	3.61
70	4.68	4.65	4.56	4.39	4.13	4.12
75	5.71	5.64	5.43	5.03	4.50	4.78
80	7.29	7.11	6.51	5.62	4.72	5.69
85+	N/A	9.15	7.61	6.01	4.80	N/A}

Non gender-specific - Option One, Two and Three Monthly Income Rates per $1,000
Period Certain & Life
Age	Life	5 Years	10 Years	15 Years	20 Years	Installment Refund
60	{3.53	3.52	3.49	3.45	3.38	3.27
65	4.06	4.05	4.00	3.91	3.77	3.68
70	4.81	4.77	4.67	4.48	4.19	4.20
75	5.90	5.82	5.57	5.12	4.54	4.89
80	7.59	7.36	6.68	5.70	4.74	5.85
85+	N/A	9.51	7.77	6.04	4.80	N/A}

Option Five Monthly Income Rates per $1,000 of Proceeds
Number of Years	Monthly Payment
5	{17.28
10	8.96
15	6.20
20	4.81
25	3.99
30	3.44}

/s/ Blaine T. Doerrfeld
Blaine T. Doerrfeld
Secretary

CS I (05/19)    Page 2    CS I (05/19)

Athene Annuity and Life Company
Exhibit 4.1

CONFINEMENT WAIVER OF WITHDRAWAL CHARGES

This Endorsement
This endorsement is part of Your Contract and is subject to all terms, conditions, and provisions contained in Your Contract. Any capitalized terms not defined in this endorsement are defined in the Contract. To the extent there are any conflicts between the provisions of this endorsement and the provisions of Your Contract, the provisions of this endorsement will control. The effective date of this endorsement for new Contracts is the Contract Date and for existing Contracts is the date We issue this endorsement.
Confinement Waiver
After the {first} Contract Year and on or before the Annuity Date and before the date the Death Benefit becomes payable under the Contract, You may request a payment equal to an amount up to Your Contract’s Interim Value if, at the time of the request, all of the following requirements are met:

•	any Owner, (or if the Owner is a non-natural person, any Annuitant), is confined to a Qualified Care Facility; and

•	confinement continues for at least 60 consecutive days; and

•	confinement begins at least {one} year{s} after the Contract Date; and

•	confinement is recommended in writing by a Physician; and

•	We receive the withdrawal request and the Physician's recommendation no later than 90 days following the date the confinement has ceased.
Any payment made under this provision of Your Contract will not be subject to Withdrawal Charges. Any applicable Interest Adjustment or Equity Adjustment will still apply.
A “Qualified Care Facility” means a Convalescent Care Facility, Hospice Facility or Hospital as described below:

•
“Convalescent Care Facility” means an institution which: (i) is licensed by the State as a convalescent nursing facility, a qualified nursing facility, a convalescent hospital, a convalescent unit of a Hospital, an intermediate care facility, or a custodial care facility; and (ii) is primarily engaged in providing, in addition to room and board accommodations, continuous nursing service by or under the supervision of a Physician or a licensed registered nurse (R.N.); and (iii) maintains a daily record of each patient which is available for Our review; and (iv) administers a planned program of observation and treatment by a Physician (which for purposes of this provision also cannot be the proprietor or an employee of such facility) which is in accordance with existing standards of medical practice for the confinement.

Convalescent Care Facility does not mean a facility or any part of a facility used primarily for rest care, training or education, or the treatment of alcoholism or chemical dependency.

•
“Hospice Facility” means an institution which provides a formal program of care for terminally ill patients whose life expectancy is less than six months, provided on an inpatient basis and directed by a Physician. It must be licensed, certified or registered in accordance with State law.

CW I (05/19)    Page 1     CW I (05/19)

Athene Annuity and Life Company
Exhibit 4.1

•
“Hospital” means an institution which: (i) is licensed as a hospital and operated pursuant to law; and (ii) is primarily engaged in providing or operating (either on its premises or in facilities available to the hospital on a prearranged contractual basis and under the supervision of a staff of one or more duly licensed Physicians) diagnostic and surgery facilities for the medical care and treatment of injured and sick persons on an inpatient basis for which a charge is made; and (iii) provides 24-hour nursing service by or under the supervision of a licensed registered nurse (R.N.).

Hospital does not mean a facility or any part of a facility used primarily for rest care, training or education, or the treatment of alcoholism or chemical dependency.
“Physician” for purposes of this provision means a doctor of medicine or osteopathy legally authorized to practice medicine by the State in which he/she performs such function. The Physician cannot be You, an Annuitant, a Beneficiary, or a member of Your, an Annuitant’s, or a Beneficiary’s immediate family, including a husband, wife, domestic partner, civil union partner, child, sibling, parent, grandparent, grandchild, cousin, aunt, uncle, niece, nephew and any of their spouses, domestic partners or civil union partners. “State” for purposes of this provision means each state of the United States of America, as well as the District of Columbia, the Commonwealth of Puerto Rico, the Virgin Islands, Guam and American Samoa.
We reserve the right to obtain, at any time, an additional opinion or an examination of the ill Owner from a Physician that we designate at Our expense. Should this opinion differ from that of the ill Owner’s Physician, the opinion of Our Physician will prevail.
This provision will terminate upon the change or addition of an Owner (or if the Owner is a non-natural person and the Annuitant is changed or an additional Annuitant is added), except through continuation of the Contract by the surviving spouse.
Denial of Waiver
If a waiver claim is denied by Us, the withdrawal will not be disbursed until the Owner is notified of the denial and provided the opportunity to accept or reject the withdrawal proceeds after any Withdrawal Charge.
Termination
Termination of this Contract shall not prejudice the waiver of any Withdrawal Charges while this Confinement Waiver was in force.

/s/ Blaine T. Doerrfeld
Blaine T. Doerrfeld
Secretary

CW I (05/19)    Page 2     CW I (05/19)

Athene Annuity and Life Company
Exhibit 4.1

TERMINAL ILLNESS WAIVER OF WITHDRAWAL CHARGES

This Endorsement
This endorsement is part of Your Contract and is subject to all terms, conditions, and provisions contained in Your Contract. Any capitalized terms not defined in this endorsement are defined in the Contract. To the extent there are any conflicts between the provisions of this endorsement and the provisions of Your Contract, the provisions of this endorsement will control. The effective date of this endorsement for new Contracts is the Contract Date and for existing Contracts is the date We issue this endorsement.
Terminal Illness Waiver
After the {first} Contract Year and on or before the Annuity Date and before the date the Death Benefit becomes payable under the Contract, You may request a payment equal to an amount up to Your Contract’s Interim Value if, at the time of the request, all of the following requirements are met:

•	any Owner, (or if the Owner is a non-natural person, any Annuitant), is diagnosed with a Terminal Illness; and

•	the initial diagnosis occurs at least {one} year{s} after the Contract Date; and

•	the withdrawal request is accompanied by a certification of Terminal Illness prepared by a Physician who has examined the ill Owner and is qualified to provide the certification.
Any payment made under this provision of Your Contract will not be subject to Withdrawal Charges. Any applicable Interest Adjustment or Equity Adjustment will still apply.
“Terminal Illness” means an illness that is expected to cause death within 12 months.
“Physician” for purposes of this provision means a doctor of medicine or osteopathy legally authorized to practice medicine by the State in which he/she performs such function. The Physician cannot be You, an Annuitant, a Beneficiary, or a member of Your, an Annuitant’s, or a Beneficiary’s immediate family, including a husband, wife, domestic partner, civil union partner, child, sibling, parent, grandparent, grandchild, cousin, aunt, uncle, niece, nephew and any of their spouses, domestic partners or civil union partners. “State” for purposes of this provision means each state of the United States of America, as well as the District of Columbia, the Commonwealth of Puerto Rico, the Virgin Islands, Guam and American Samoa.
We reserve the right to obtain, at any time, an additional opinion or an examination of the ill Owner from a Physician that We designate at Our expense. Should this opinion differ from that of the ill Owner’s Physician, the opinion of Our Physician will prevail.
This provision will terminate upon the change or addition of an Owner (or if the Owner is a non-natural person and the Annuitant is changed or an additional Annuitant is added), except through continuation of the Contract by the surviving spouse.
Denial of Waiver
If a waiver claim is denied by Us, the withdrawal will not be disbursed until the Owner is notified of the denial and provided the opportunity to accept or reject the withdrawal proceeds after any Withdrawal Charge.
Termination
Termination of this Contract shall not prejudice the waiver of any Withdrawal Charges while this Terminal Illness Waiver was in force.
/s/ Blaine T. Doerrfeld
Blaine T. Doerrfeld
Secretary

TIW I (05/19)                    Page1                    TIW I (05/19)

Athene Annuity and Life Company
Exhibit 4.1

Segment Contract Schedule

{Segment Allocation Guidelines
On the Contract Date, you may select:

•	Up to {1} Fixed Segment Option{s};

•	Up to {7} Buffer Segment Option{s};

•	Up to {1} Buffer Multi-Index Segment Option{s}; and

•	Up to {6} Floor Segment Option{s}.}
Substitution or Discontinuation of an Index
If an Index is discontinued, if We are engaged in a contractual dispute with the Index provider, if We are unable to utilize it in any Segment Option, or if the calculation of the Index is changed substantially, We will either discontinue the Index or substitute a suitable index for that Index and notify You of the change at Your last known address on file with Us. Any substitute index will be submitted for prior approval to the insurance regulatory authority of the state in which Your Contract is issued.
If we discontinue any Index during a Segment Term Period and substitute a similar Index, the Segment Value will remain in the Segment Option associated with the substituted Index on the Segment End Date unless You provide Notice of Your election to transfer the Segment Value to a different Segment Option.

If we discontinue any Index during a Segment Term Period and do not substitute a similar Index, the Segment Value will be automatically transferred to the Fixed Segment Option on the scheduled Segment End Date. Alternatively, You may elect to have the Segment Value transferred to one or more of the available Segment Options on the scheduled Segment End Date by providing Us Notice, as provided for in the Transferred Purchase Payment provision of the Contract.
Holding Account Fixed Interest Rate: {1.00%}
Segment Start Date: {8th} of {February}
{Segment Fee: {0.95%}}
{Fixed Segment Option}

Segment Term Period	Minimum Annual Interest Rate
{1} Year{s}	{1.00}%

SCS I (05/19)                    Page1                    SCS I (05/19)

Athene Annuity and Life Company
Exhibit 4.1

{Buffer Segment Options}

Index	Segment Term Period	Buffer Rate	Minimum Cap Rate	{Maximum Annual Spread}	Minimum Participation Rate
{S&P 500® (SPX)}	{1} Year{s}	{10.00}%	{2.00}%	{1.00}%	{100}%
{Russell 2000® (RTY)}	{1} Year{s}	{10.00}%	{2.00}%	{1.00}%	{100}%
{MSCI EAFE (MXEA)}	{1} Year{s}	{10.00}%	{2.00}%	{1.00}%	{100}%
{S&P 500® (SPX)}	{2} Year{s}	{10.00}%	{4.00}%	{1.00}%	{100}%
{Russell 2000® (RTY)}	{2} Year{s}	{10.00}%	{4.00}%	{1.00}%	{100}%
{MSCI EAFE (MXEA)}	{2} Year{s}	{10.00}%	{4.00}%	{1.00}%	{100}%
{S&P 500® (SPX)}	{6} Year{s}	{20.00}%	{12.00}%	{1.00}%	{100}%
{Buffer Multi-Index Segment Option{s}}

Index	Index Allocation Percentage	Segment Term Period	Buffer Rate	Minimum Cap Rate	{Maximum Annual Spread}	Minimum Participation Rate

Index X: {(SPX)} Index Y: {(RTY)} Index Z:{(MXEA)}	Allocation 1 {50%} Allocation 2 {30%} Allocation 3 {20%}	{6} Year{s}	{10.00}%	{12.00}%	{1.00}%	{100}%

{Floor Segment Options}

Index	Segment Term Period	Floor Rate	Minimum Cap Rate	{Maximum Annual Spread}	Minimum Participation Rate

{S&P 500® (SPX)}	{1} Year{s}	{10.00}%	{2.00}%	{1.00}%	{100}%
{Russell 2000® (RTY)}	{1} Year{s}	{10.00}%	{2.00}%	{1.00}%	{100}%
{MSCI EAFE (MXEA)}	{1} Year{s}	{10.00}%	{2.00}%	{1.00}%	{100}%
{S&P 500® (SPX)}	{2} Year{s}	{10.00}%	{4.00}%	{1.00}%	{100}%
{Russell 2000® (RTY)}	{2} Year{s}	{10.00}%	{4.00}%	{1.00}%	{100}%
{MSCI EAFE (MXEA)}	{2} Year{s}	{10.00}%	{4.00}%	{1.00}%	{100}%
{Fixed Segment Option}

Segment Term Period	Initial Segment Term Bailout Annual Interest Rate
{1} Year{s}	{1.00}%
{Buffer Segment Options}

Index	Segment Term Period	Initial Segment Term Bailout
		Cap Rate	Participation Rate
{S&P 500® (SPX)}	{1} Year{s}	{2.00}%	{100}%
{Russell 2000® (RTY)}	{1} Year{s}	{2.00}%	{100}%
{MSCI EAFE (MXEA)}	{1} Year{s}	{2.00}%	{100}%
{S&P 500® (SPX)}	{2} Year{s}	{4.00}%	{100}%
{Russell 2000® (RTY)}	{2} Year{s}	{4.00}%	{100}%
{MSCI EAFE (MXEA)}	{2} Year{s}	{4.00}%	{100}%
{S&P 500® (SPX)}	{6} Year{s}	{12.00}%	{100}%

SCS I (05/19)                    Page2                    SCS I (05/19)

Athene Annuity and Life Company
Exhibit 4.1

{Buffer Multi-Index Segment Option{s}}

Index	Index Allocation Percentage	Initial Segment Term Bailout
		Cap Rate	Participation Rate
Index X: {(SPX)} Index Y: {(RTY)} Index Z: {(MXEA)}	Allocation 1 {50%} Allocation 2 {30%} Allocation 3 {20%}	{12.00}%	{100}%
{Floor Segment Options}

Index	Segment Term Period	Initial Segment Term Bailout
		Cap Rate	Participation Rate
{S&P 500® (SPX)}	{1} Year{s}	{2.00}%	{100}%
{Russell 2000® (RTY)}	{1} Year{s}	{2.00}%	{100}%
{MSCI EAFE (MXEA)}	{1} Year{s}	{2.00}%	{100}%
{S&P 500® (SPX)}	{2} Year{s}	{4.00}%	{100}%
{Russell 2000® (RTY)}	{2} Year{s}	{4.00}%	{100}%
{MSCI EAFE (MXEA)}	{2} Year{s}	{4.00}%	{100}%

{S&P 500® Price Return Index
The S&P 500® (the “Index”) is a product of S&P Dow Jones Indices LLC or its affiliates (“SPDJI”), and has been licensed for use by Athene Annuity and Life Company. Standard & Poor’s® and S&P 500® are registered trademarks of Standard 7 Poor’s Financial Services LLC (“S&P”); Dow Jones® is a registered trademark of Dow Jones trademark Holdings LLC (“Dow Jones”); and these trademarks have been licensed for use by SPDJI and sublicensed for certain purposes by Athene Annuity and Life Company.
Athene Annuity and Life Company’s Products are not sponsored, endorsed, sold or promoted by SPDJI, Dow Jones, S&P, any of their respective affiliates (collectively, “S&P Dow Jones Indices”). S&P Dow Jones Indices makes no representation or warranty, express or implied, to the owners of the Athene Annuity and Life Company’s Products particularly or the ability of the S&P 500® to track general market performance. S&P Dow Jones Indices’ only relationship to Athene Annuity and Life Company with respect to the S&P 500® is the licensing of the S&P 500® and certain trademarks, service marks and/or trade names of S&P Dow Jones Indices and/or its licensors. The S&P 500® is determined, composed and calculated by S&P Dow Jones Indices without regard to Athene Annuity and Life Company or the Athene Annuity and Life Company’s Products. S&P Dow Jones Indices have no obligation to take the needs of Athene Annuity and Life Company or the owners of Athene annuity and Life Company’s Products into consideration in determining, composing or calculating the S&P 500®. S&P Dow Jones Indices are not responsible for and have not participated in the determination of the prices, and amount of Athene Annuity and Life Company’s products or the timing of the issuance or sale of Athene Annuity and Life Company’s Products or in the determination or calculation of the equation by which Athene Annuity and Life Company’s products are to be converted into cash, surrendered or redeemed, as the case may be. S&P Dow Jones Indices have no obligation or liability in connection with the administration, marketing or trading of Athene Annuity and Life Company’s Products. There is no assurance that investment products based on the S&P 500® will accurately track index performance or provide positive investment returns. S&P Dow Jones Indices LLC is not an investment advisor. Inclusion of a security within an index is not a recommendation by S&P Dow Jones Indices to buy, sell, or hold such security, nor is it considered to be investment advice.
S&P DOW JONES INDICES DOES NOT GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS AND/OR THE COMPLETENESS OF THE INDEX OR ANY DATA RELATED THERETO OR ANY COMMUNICATION, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATION (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P DOW JONES INDICES SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN. S&P DOW JONES INDICES MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OR MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY ATHENE ANNUITY AND LIFE COMPANY, OWNERS OF THE ATHENE ANNUITY AND LIFE COMPANY’S

SCS I (05/19)                    Page3                    SCS I (05/19)

Athene Annuity and Life Company
Exhibit 4.1

PRODUCTS, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE INDEX OR WITH RESPECT TO ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P DOW JONES INDICES BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P DOW JONES INDICES AND ATHENE ANNUITY AND LIFE COMPANY, OTHER THAN THE LICENSORS OF S&P DOW JONES INDICES. }

{Russell 2000® Price Return Index
Athene® Amplify (the “Product”) has been developed solely by Athene Annuity and Life Company. The Product is not in any way connected to or sponsored, endorsed, sold or promoted by the London Stock Exchange Group plc and its group undertakings (collectively, the “LSE Group”). FTSE Russell is a trading name of certain of the LSE Group companies.
All rights in the Russell 2000 Index (the “Index”) vest in the relevant LSE Group company which owns the Index. “Russell®” and “Russell 2000®” are trademarks of the relevant LSE Group company and are used by any other LSE Group company under license
The Index is calculated by or on behalf of FTSE International Limited or its affiliate, agent or partner. The LSE Group does not accept any liability whatsoever to any person arising out of (a) the use of, reliance on or any error in the Index or (b) investment in or operation of the Product. The LSE Group makes no claim, prediction, warranty or representation either as to the results to be obtained from the Product or the suitability of the Index for the purpose to which it is being put by Athene Annuity and Life Company.}

{MSCI EAFE Price Return Index
THIS PRODUCT IS NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY MSCI INC. (“MSCI”), ANY OF ITS AFFILIATES, ANY OF ITS INFORMATION PROVIDERS OR ANY OTHER THIRD PARTY INVOLVED IN, OR RELATED TO, COMPILING, COMPUTING OR CREATING ANY MSCI INDEX (COLLECTIVELY, THE “MSCI PARTIES”). THE MSCI INDEXES ARE THE EXCLUSIVE PROPERTY OF MSCI. MSCI AND THE MSCI INDEX NAMES ARE SERVICE MARK(S) OF MSCI OR ITS AFFILIATES AND HAVE BEEN LICENSED FOR USE FOR CERTAIN PURPOSES BY ATHENE ANNUITY AND LIFE COMPANY. NONE OF THE MSCI PARTIES MAKES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, TO THE ISSUER OR OWNERS OF THIS PRODUCT OR ANY OTHER PERSON OR ENTITY REGARDING THE ADVISABILITY OF INVESTING IN PRODUCTS GENERALLY OR IN THIS PRODUCT PARTICULARLY OR THE ABILITY OF ANY MSCI INDEX TO TRACK CORRESPONDING STOCK MARKET PERFORMANCE. MSCI OR ITS AFFILIATES ARE THE LICENSORS OF CERTAIN TRADEMARKS, SERVICE MARKS AND TRADE NAMES AND OF THE MSCI INDEXES WHICH ARE DETERMINED, COMPOSED AND CALCULATED BY MSCI WITHOUT REGARD TO THIS PRODUCT OR THE ISSUER OR OWNERS OF THIS PRODUCT OR ANY OTHER PERSON OR ENTITY. NONE OF THE MSCI PARTIES HAS ANY OBLIGATION TO TAKE THE NEEDS OF THE ISSUER OR OWNERS OF THIS PRODUCT OR ANY OTHER PERSON OR ENTITY INTO CONSIDERATION IN DETERMINING, COMPOSING OR CALCULATING THE MSCI INDEXES. NONE OF THE MSCI PARTIES IS RESPONSIBLE FOR OR HAS PARTICIPATED IN THE DETERMINATION OF THE TIMING OF, PRICES AT, OR QUANTITIES OF THIS PRODUCT TO BE ISSUED OR IN THE DETERMINATION OR CALCULATION OF THE EQUATION BY OR THE CONSIDERATION INTO WHICH THIS PRODUCT IS REDEEMABLE. FURTHER, NONE OF THE MSCI PARTIES HAS ANY OBLIGATION OR LIABILITY TO THE ISSUER OR OWNERS OF THIS PRODUCT OR ANY OTHER PERSON OR ENTITY IN CONNECTION WITH THE ADMINISTRATION, MARKETING OR OFFERING OF THIS PRODUCT.
ALTHOUGH MSCI SHALL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE MSCI INDEXES FROM SOURCES THAT MSCI CONSIDERS RELIABLE, NONE OF THE MSCI PARTIES WARRANTS OR GUARANTEES THE ORIGINALITY, ACCURACY AND/OR THE COMPLETENESS OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. NONE OF THE MSCI PARTIES MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY THE ISSUER OF THE PRODUCT, OWNERS OF THE PRODUCT, OR ANY OTHER PERSON OR ENTITY, FROM THE USE OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. NONE OF THE MSCI PARTIES SHALL HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS OF OR IN CONNECTION WITH ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. FURTHER, NONE OF THE MSCI PARTIES MAKES ANY EXPRESS OR IMPLIED WARRANTIES OF ANY KIND, AND THE MSCI PARTIES HEREBY EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO EACH MSCI INDEX AND ANY DATA INCLUDED THEREIN. WITHOUT LIMITING

SCS I (05/19)                    Page4                    SCS I (05/19)

Athene Annuity and Life Company
Exhibit 4.1

ANY OF THE FOREGOING, IN NO EVENT SHALL ANY OF THE MSCI PARTIES HAVE ANY LIABILITY FOR ANY DIRECT, INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL OR ANY OTHER DAMAGES (INCLUDING LOST PROFITS) EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.
No purchaser, seller or holder of this product, or any other person or entity, should use or refer to any MSCI trade name, trademark or service mark to sponsor, endorse, market or promote this product without first contacting MSCI to determine whether MSCI’s permission is required. Under no circumstances may any person or entity claim any affiliation with MSCI without the prior written permission of MSCI.}

/s/ Blaine T. Doerrfeld
Blaine T. Doerrfeld
Secretary

SCS I (05/19)                    Page5                    SCS I (05/19)

Exhibit 4.1 Fixed Strategy                            Athene Annuity and Life Company

Fixed Strategy Endorsement

General Endorsement Provisions

This Endorsement
This endorsement is part of Your Contract and is subject to all terms, conditions, and provisions contained in Your Contract. Any capitalized terms not defined in this endorsement are defined in the Contract. To the extent there are any conflicts between the provisions of this endorsement and the provisions of Your Contract, the provisions of this endorsement will control. The effective date of this endorsement for new Contracts is the Contract Date and for existing Contracts is the date We issue this endorsement.

Definitions

Segment Options
Within this Fixed Strategy Endorsement, there may be several Segment Options available, called “Fixed Segment Options.” The available Fixed Segment Options and guaranteed rates for those options are shown on the Segment Contract Schedule.

Segment Value

Segment Value
The Segment Value for any Fixed Segment Option on the initial Segment Start Date is the amount of the Holding Account allocated to the Segment Option.
On any other date, the Segment Value for any Fixed Segment Option is equal to
A + B + C – D – E, where:

A	is the Segment Value as of the previous day;

B	is the amount of Segment Credits that are credited to this Fixed Segment Option on this date;

C	is any amount transferred from Your Contract’s other Segment Options to this Fixed Segment Option on this date; and

D	is any amount transferred from this Fixed Segment Option to Your Contract’s other Segment Options on this date.

E	is any Withdrawals deducted on this date from this Fixed Segment Option;

The Segment Value may be reduced by any premium taxes as provided for in the Premium Taxes section of Your Contract.

Fixed I (05/19)                    Page1                        Fixed I (05/19)

Exhibit 4.1 Fixed Strategy                            Athene Annuity and Life Company

Segment Credits
Segment Credits are credited daily in a compounding fashion in accordance with the initial Annual Interest Rate or renewal Annual Interest Rate and based on a 365-day year. The initial Annual Interest Rate is guaranteed for the initial Segment Term Period. At the end of the initial Segment Term Period and any subsequent Segment Term Periods, We will declare a renewal Annual Interest Rate. The initial Annual Interest Rate and the renewal Annual Interest Rate are guaranteed not to be less than the Minimum Annual Interest Rate. The Minimum Annual Interest Rate is shown on the Segment Contract Schedule.

/s/ Blaine T. Doerrfeld
Blaine T. Doerrfeld
Secretary

Fixed I (05/19)                    Page2                        Fixed I (05/19)

Exhibit 4.1 Floor Strategy Athene Annuity and Life Company

Floor Strategy Endorsement

General Endorsement Provisions

This Endorsement
This endorsement is part of Your Contract and is subject to all terms, conditions, and provisions contained in Your Contract. Any capitalized terms not defined in this endorsement are defined in the Contract. To the extent there are any conflicts between the provisions of this endorsement and the provisions of Your Contract, the provisions of this endorsement will control. The effective date of this endorsement for new Contracts is the Contract Date and for existing Contracts is the date We issue this endorsement.

Definitions

Segment Options
Within the Floor Strategy Endorsement, there may be several Segment Options available, called “Floor Segment Options.” Each Floor Segment Option will have an Index, Segment Term Period, {Segment Fee,} Cap Rate, {Annual Spread,} Participation Rate, and Floor Rate. The available Floor Segment Options and their components are shown on the Segment Contract Schedule.
Floor Segment Options with a Segment Start Date after the Withdrawal Charge Period will be limited to one-year Segment Term Periods. Floor Segment Options with a two-year Segment Term Period expiring on or after the last day of the Withdrawal Charge Period will automatically transfer the Segment Value to their one-year counterparts at the end of the Segment Term Period, unless you instruct otherwise.
Index Price
The Index Price for any date, including any Segment Start Date, Segment End Date, Annuity Date or date of death is the closing price of the Index on that date. The closing price of the Index is the price determined and published by the provider of the Index at the end of each Business Day. Any subsequent change in the reported price will not be reflected in the Index Price used to calculate Segment Credits for the applicable Floor Segment Option. If the Index Price for a Floor Segment Option is not available on any given day, then the Index Price as of the first preceding day in which the Index Price is available will be utilized.
Cap Rate
The Cap Rate is the maximum positive Index Change that may be used in the calculation of Segment Credits on the Segment End Date. The initial Cap Rate is guaranteed for the first Segment Term Period only. A new Cap Rate will become effective on each Segment Start Date. The Cap Rate for each Floor Segment Option is guaranteed to never be less than the Minimum Cap Rate shown on the Segment Contract Schedule.
{Annual Spread
The Annual Spread is used in the calculation of Segment Credits. It is a percentage that is subtracted from a positive Index Change after the Cap Rate is applied. The initial Annual Spread is guaranteed for the first Segment Term Period only. A new Annual Spread will become effective on each Segment Start Date. The Annual Spread for each Floor Segment Option is guaranteed to never be greater than the Maximum Annual Spread shown on the Segment Contract Schedule.}

Floor I (05/19)                    Page1                    Floor I (05/19)

Exhibit 4.1 Floor Strategy Athene Annuity and Life Company

Participation Rate
The Participation Rate is used in the calculation of Segment Credits. It is a percentage that is multiplied by any positive Index Change after the Cap Rate is applied. The initial Participation Rate is guaranteed for the first Segment Term Period only. A new Participation Rate will be effective on each Segment Start Date. The Participation Rate for each Floor Segment Option is guaranteed to never be less than the Minimum Participation Rate shown on the Segment Contract Schedule.
{Segment Fee
The Segment Fee is an annualized rate that is calculated on a daily basis as a percentage of that Segment Option’s Segment Fee Base. We deduct the Segment Fee amount daily from the Segment Option starting on the Segment Start Date while the Segment Value for that Segment Option is positive. The Segment Fee for all Floor Segment Options is shown on the Segment Contract Schedule and is guaranteed not to change.}
{Segment Fee Base
The initial Segment Fee Base is equal to the Segment Value on the Segment Start Date. The Segment Fee Base on any other day is equal to the Segment Value on the Segment Start Date reduced for any Withdrawals deducted from the Segment Option through the prior Business Day.}
Floor Rate
The Floor Rate is the maximum negative Segment Credit Percentage that may be applied to a Floor Segment Option on the Segment End Date. The Floor Rate for each Floor Segment Option is shown on the Segment Contract Schedule and is guaranteed not to change.

Segment Value

Segment Value
The Segment Value for any Floor Segment Option on the initial Segment Start Date is the amount of the Holding Account allocated to the Segment Option.
{On any other date, the Segment Value for any Floor Segment Option is equal to
A – B + C + D – E – F, where:

A	is the Segment Value as of the previous day;

B	is the Segment Fee amount applied to this Segment Option on this date;

C	is the amount of Segment Credits that are credited to this Floor Segment Option on this date;

D	is any amount transferred from Your Contract’s other Segment Options to this Floor Segment Option on this date;

E	is any amount transferred from this Segment Option to Your Contract’s other Segment Options on this date; and

F	is any Withdrawals deducted from this Floor Segment Option on this date.}

{On any other date, the Segment Value for any Floor Segment Option is equal to
A + B + C – D – E, where:

A	is the Segment Value as of the previous day;

B	is the amount of Segment Credits that are credited to this Floor Segment Option on this date;

C	is any amount transferred from Your Contract’s other Segment Options to this Floor Segment Option on this date;

Floor I (05/19)                    Page2                    Floor I (05/19)

Exhibit 4.1 Floor Strategy Athene Annuity and Life Company

D	is any amount transferred from this Segment Option to Your Contract’s other Segment Options on this date; and

E	is any Withdrawals deducted from this Floor Segment Option on this date.} The Segment Value may be reduced by any premium taxes as provided for in the Premium Taxes section of Your Contract.

Segment Credits
Segment Credits, if any, will be calculated and added to a Floor Segment Option only on a Segment End Date.
On each Segment End Date, We will calculate the Index Change. The “Index Change” is equal to (A / B) - 1, where:

A	is the Index Price for the Segment End Date; and

B	is the Index Price for the Segment Start Date.
{If the Index Change is greater than or equal to zero, then the “Segment Credit Percentage” on the Segment End Date will be equal the lesser of (1) or (2), where:
(1) = Greater of zero and B x [A – (D x E)];
(2) = Greater of zero and B x [C – (D x E)]; and where

A	is the Index Change;

B	is the Participation Rate;

C	is the Cap Rate;

D	is the Annual Spread; and

E	is the number of years in the Segment Term Period.}
{If the Index Change is greater than or equal to zero, then the “Segment Credit Percentage” on the Segment End Date will be equal the lesser of (1) or (2), where:
(1) = Greater of zero and A x B;
(2) = Greater of zero and B x C; and where

A	is the Index Change;

B	is the Participation Rate;

C	is the Cap Rate.}

If the Index Change is less than zero, then the “Segment Credit Percentage” on the Segment End Date will be equal to the greater of A and B, where:
A    is the Index Change; and
B    is the Floor Rate expressed as a negative value.

The amount of Segment Credits added to this Floor Segment Option is equal to A x B, where:
A    is the Segment Value as of the previous day; and
B    is the Segment Credit Percentage.

/s/ Blaine T. Doerrfeld
Blaine T. Doerrfeld
Secretary

Floor I (05/19)                    Page3                    Floor I (05/19)

Exhibit 4.1 Buffer Strategy                            Athene Annuity and Life Company

Buffer Strategy Endorsement

General Endorsement Provisions

This Endorsement
This endorsement is part of Your Contract and is subject to all terms, conditions, and provisions contained in Your Contract. Any capitalized terms not defined in this endorsement are defined in the Contract. To the extent there are any conflicts between the provisions of this endorsement and the provisions of Your Contract, the provisions of this endorsement will control. The effective date of this endorsement for new Contracts is the Contract Date and for existing Contracts is the date We issue this endorsement.

Definitions

Segment Options
Within the Buffer Strategy Endorsement, there may be several Segment Options available, called “Buffer Segment Options.” Each Buffer Segment Option will have an Index, Segment Term Period, {Segment Fee,} Cap Rate, {Annual Spread,} Participation Rate, and Buffer Rate. The available Buffer Segment Options and their components are shown on the Segment Contract Schedule.
Buffer Segment Options with a Segment Term Period of more than one year will not be available after the Withdrawal Charge Period. Buffer Segment Options with a two-year Segment Term Period expiring on or after the last day of the Withdrawal Charge Period will automatically transfer the Segment Value to their one-year counterparts at the end of the Segment Term Period, unless you instruct otherwise. Buffer Segment Options with a six-year Segment Term are available only during the first Contract Year. If you do not request a transfer of the Segment Value of an expiring Segment Option with a six-year Segment Term Period or withdraw the Segment Value, we will allocate the Segment Value to the Fixed Segment Option with the shortest Segment Term Period.
Index Price
The Index Price for any date, including any Segment Start Date, Segment End Date, Annuity Date or date of death is the closing price of the Index on that date. The closing price of the Index is the price determined and published by the provider of the Index at the end of each Business Day. Any subsequent change in the reported price will not be reflected in the Index Price used to calculate Segment Credits for the applicable Buffer Segment Option. If the Index Price for a Buffer Segment Option is not available on any given day, then the Index Price as of the first preceding day in which the Index Price is available will be utilized.
Cap Rate
The Cap Rate is the maximum positive Index Change that may be used in the calculation of Segment Credits on the Segment End Date. The initial Cap Rate is guaranteed for the first Segment Term Period only. A new Cap Rate will become effective on each Segment Start Date. The Cap Rate for each Buffer Segment Option is guaranteed to never be less than the Minimum Cap Rate shown on the Segment Contract Schedule.
{Annual Spread
The Annual Spread is used in the calculation of Segment Credits. It is a percentage that is subtracted from a positive Index Change after the Cap Rate is applied. The initial Annual Spread is guaranteed for the first Segment Term Period only. A new Annual Spread will become effective on each Segment Start Date. The Annual Spread for each Buffer Segment Option is guaranteed to never be greater than the Maximum Annual Spread shown on the Segment Contract Schedule.}
Participation Rate

Buffer I (05/19)                    Page1                    Buffer I (05/19)

Exhibit 4.1 Buffer Strategy                            Athene Annuity and Life Company

The Participation Rate is used in the calculation of Segment Credits. It is a percentage that is multiplied by any positive Index Change after the Cap Rate is applied. The initial Participation Rate is guaranteed for the first Segment Term Period only. A new Participation Rate will be effective on each Segment Start Date. The Participation Rate for each Buffer Segment Option is guaranteed to never be less than the Minimum Participation Rate shown on the Segment Contract Schedule.
{Segment Fee
The Segment Fee is an annualized rate that is calculated on a daily basis as a percentage of that Segment Option’s Segment Fee Base. We deduct the Segment Fee amount daily from the Segment Option starting on the Segment Start Date while the Segment Value for that Segment Option is positive. The Segment Fee for all Buffer Segment Options is shown on the Segment Contract Schedule and is guaranteed not to change.}
{Segment Fee Base
The initial Segment Fee Base is equal to the Segment Value on the Segment Start Date. The Segment Fee Base on any other day is equal to the Segment Value on the Segment Start Date reduced for any Withdrawals deducted from the Segment Option through the prior Business Day.}
Buffer Rate
The Buffer Rate is the amount of negative Index Change that We will absorb when calculating the Segment Credits. A negative Segment Credit will apply for any negative Index Change in excess of the Buffer Rate. The Buffer Rate for each Buffer Segment Option is shown on the Segment Contract Schedule and is guaranteed not to change.

Segment Value

Segment Value
The Segment Value for any Buffer Segment Option on the initial Segment Start Date is the amount of the Holding Account allocated to the Segment Option.
{On any other date, the Segment Value for any Buffer Segment Option is equal to
A - B + C + D - E - F, where:

A	is the Segment Value as of the previous day;

B	is the Segment Fee amount applied to this Segment Option on this date;

C	is the amount of Segment Credits that are credited to this Buffer Segment Option on this date;

D	is any amount transferred from Your Contract’s other Segment Options to this Buffer Segment Option on this date;

E	is any amount transferred from this Buffer Segment Option to Your Contract’s other Segment Options on this date; and

F	is any Withdrawals deducted from this Buffer Segment Option on this date.}

{On any other date, the Segment Value for any Buffer Segment Option is equal to
A + B + C - D - E, where:

A	is the Segment Value as of the previous day;

B	is the amount of Segment Credits that are credited to this Buffer Segment Option on this date;

C	is any amount transferred from Your Contract’s other Segment Options to this Buffer Segment Option on this date;

D	is any amount transferred from this Buffer Segment Option to Your Contract’s other Segment Options on this date; and

E	is any Withdrawals deducted from this Buffer Segment Option on this date.}

Buffer I (05/19)                    Page2                    Buffer I (05/19)

Exhibit 4.1 Buffer Strategy                            Athene Annuity and Life Company

The Segment Value may be reduced by any premium taxes as provided for in the Premium Taxes section of Your Contract.
Segment Credits
Segment Credits, if any, will be calculated and added to a Buffer Segment Option only on a Segment End Date.
On each Segment End Date, We will calculate the Index Change. The “Index Change” is equal to (A / B) - 1, where:

A	is the Index Price for the Segment End Date; and

B	is the Index Price on the Segment Start Date.

{If the Index Change is greater than or equal to zero, then the “Segment Credit Percentage” on the Segment End Date will be equal the lesser of (1) or (2), where:
(1) = Greater of zero and B x [A - (D x E)];
(2) = Greater of zero and B x [C - (D x E)]; and where

A	is the Index Change;

B	is the Participation Rate;

C	is the Cap Rate;

D	is the Annual Spread; and

E	is the number of years in the Segment Term Period.}
{If the Index Change is greater than or equal to zero, then the “Segment Credit Percentage” on the Segment End Date will be equal the lesser of (1) or (2), where:
(1) = Greater of zero and A x B;
(2) = Greater of zero and B x C; and where

A	is the Index Change;

B	is the Participation Rate;

C	is the Cap Rate;}

If the Index Change is less than zero, then the “Segment Credit Percentage” on the Segment End Date will be equal to the lesser of zero and (A + B), where:

A	is the Index Change; and

B	is the Buffer Rate.
The amount of Segment Credits added to this Buffer Segment Option is equal to A x B, where:

A	is the Segment Value as of the previous day; and

B	is the Segment Credit Percentage.

/s/ Blaine T. Doerrfeld
Blaine T. Doerrfeld
Secretary

Buffer I (05/19)                    Page3                    Buffer I (05/19)

Exhibit 4.1 Buffer Multi Index Strategy                        Athene Annuity and Life Company

Buffer Multi-Index Strategy Endorsement

General Endorsement Provisions

This Endorsement
This endorsement is part of Your Contract and is subject to all terms, conditions, and provisions contained in Your Contract. Any capitalized terms not defined in this endorsement are defined in the Contract. To the extent there are any conflicts between the provisions of this endorsement and the provisions of Your Contract, the provisions of this endorsement will control. The effective date of this endorsement for new Contracts is the Contract Date and for existing Contracts is the date We issue this endorsement.

Definitions

Segment Options
Within the Buffer Multi-Index Strategy Endorsement, there may be several Segment Options available, called “Buffer Multi-Index Segment Options.” “Buffer Multi-Index Segment Options” are a type of Segment Option that calculates an Aggregate Index Change based on three underlying Indices rather than an Index Change based on a single underlying Index. Each Buffer Multi-Index Segment Option will have Indices, Index Allocation Percentages, a Segment Term Period, {a Segment Fee,} a Cap Rate, {an Annual Spread,} a Participation Rate, and a Buffer Rate. The available Buffer Multi-Index Segment Options and their components are shown on the Segment Contract Schedule.
Buffer Multi-Index Segment Options with a Segment Term Period of more than one year will not be available after the Withdrawal Charge Period. Unless you instruct otherwise, Buffer Multi-Index Segment Options with a two-year Segment Term Period expiring on or after the last day of the Withdrawal Charge Period will automatically transfer the Segment Value to their one-year counterparts, if available, or otherwise to the Fixed Segment Option at the end of the Segment Term Period. Buffer Multi-Index Segment Options with a six-year Segment Term Period are available only during the first Contract Year. If you do not request a transfer of the Segment Value of an expiring Segment Option with a six-year Segment Term Period or withdraw the Segment Value, we will allocate the Segment Value to the Fixed Segment Option with the shortest Segment Term Period.
Index Price
The Index Price for any date, including any Segment Start Date, Segment End Date, Annuity Date or date of death is the closing price of the Index on that date. The closing price of the Index is the price determined and published by the provider of the Index at the end of each Business Day. Any subsequent change in the reported price will not be reflected in the Index Price used to calculate Segment Credits for the applicable Buffer Multi-Index Segment Option. If the Index Price for a Buffer Multi-Index Segment Option is not available on any given day, then the Index Price as of the first preceding day in which the Index Price is available will be utilized.
Cap Rate
The Cap Rate is the maximum positive Aggregate Index Change that may be used in the calculation of Segment Credits on the Segment End Date. The initial Cap Rate is guaranteed for the first Segment Term Period only. A new Cap Rate will become effective on each Segment Start Date. The Cap Rate for each Buffer Multi-Index Segment Option is guaranteed to never be less than the Minimum Cap Rate shown on the Segment Contract Schedule.
{Annual Spread
The Annual Spread is used in the calculation of Segment Credits. It is a percentage that is subtracted from a positive Aggregate Index Change after the Cap Rate is applied. The initial Annual Spread is guaranteed for the first Segment Term Period only. A new Annual Spread will become effective on each Segment Start Date. The Annual Spread for

Buffer MI I (05/19)                    Page1                Buffer MI I (05/19)

Exhibit 4.1 Buffer Multi Index Strategy                        Athene Annuity and Life Company

each Buffer Multi-Index Segment Option is guaranteed to never be greater than the Maximum Annual Spread shown on the Segment Contract Schedule.}
Participation Rate
The Participation Rate is used in the calculation of Segment Credits. It is a percentage that is multiplied by any positive Aggregate Index Change after the Cap Rate is applied. The initial Participation Rate is guaranteed for the first Segment Term Period only. A new Participation Rate will be effective on each Segment Start Date. The Participation Rate for each Buffer Multi-Index Segment Option is guaranteed to never be less than the Minimum Participation Rate shown on the Segment Contract Schedule.
Index Allocation Percentages
The Index Allocation Percentage 1, Index Allocation Percentage 2, and Index Allocation Percentage 3 are used in the calculation of Segment Credits. These Index Allocation Percentages are shown on the Segment Contract Schedule. They are guaranteed for the first Segment Term Period only. New Index Allocation Percentages will become effective on each Segment Start Date. The Index Allocation Percentages will never be less than 1% and their sum must equal 100%.
{Segment Fee
The Segment Fee is an annualized rate that is calculated on a daily basis as a percentage of that Segment Option’s Segment Fee Base. We deduct the Segment Fee amount daily from the Segment Option starting on the Segment Start Date while the Segment Value for that Segment Option is positive. The Segment Fee for all Buffer Multi-Index Segment Options is shown on the Segment Contract Schedule and is guaranteed not to change.}
{Segment Fee Base
The initial Segment Fee Base is equal to the Segment Value on the Segment Start Date. The Segment Fee Base on any other day is equal to the Segment Value on the Segment Start Date reduced for any Withdrawals deducted from the Segment Option through the prior Business Day.}
Buffer Rate
The Buffer Rate is the amount of negative Aggregate Index Change that We will absorb when calculating the Segment Credits. The Buffer Rate for each Buffer Multi-Index Segment Option is shown on the Segment Contract Schedule and is guaranteed not to change. A negative Segment Credit will apply for any negative Aggregate Index Change in excess of the Buffer Rate.

Segment Value

Segment Value
The Segment Value for any Buffer Multi-Index Segment Option on the initial Segment Start Date is the amount of the Holding Account allocated to the Segment Option.
{On any other date, the Segment Value for any Buffer Multi-Index Segment Option is equal to
A - B + C + D - E - F, where:

A	is the Segment Value as of the previous day;
B    is the Segment Fee amount applied to this Segment Option on this date;

C	is the amount of Segment Credits that are credited to this Buffer Multi-Index Segment Option on this date;

D	is any amount transferred from Your Contract’s other Segment Options to this Buffer Multi-Index Segment Option on this date;

E	is any amount transferred from this Buffer Multi-Index Segment Option to Your Contract’s other Segment Options on this date; and
F    is any Withdrawals deducted from this Buffer Multi-Index Segment Option on this date.}

Buffer MI I (05/19)                    Page2                Buffer MI I (05/19)

Exhibit 4.1 Buffer Multi Index Strategy                        Athene Annuity and Life Company

{On any other date, the Segment Value for any Buffer Multi-Index Segment Option is equal to
A + B + C - D - E, where:

A	is the Segment Value as of the previous day;

B	is the amount of Segment Credits that are credited to this Buffer Multi-Index Segment Option on this date;

C	is any amount transferred from Your Contract’s other Segment Options to this Buffer Multi-Index Segment Option on this date;

D	is any amount transferred from this Buffer Multi-Index Segment Option to Your Contract’s other Segment Options on this date; and

E	is any Withdrawals deducted from this Buffer Multi-Index Segment Option on this date.}

The Segment Value may be reduced by any premium taxes as provided for in the Premium Taxes section of Your Contract.
Segment Credits
Segment Credits, if any, will be calculated and added to a Buffer Multi-Index Segment Option only on a Segment End Date.
On each Segment End Date, We will calculate the Index Change for each Index. The “Index Change” is equal to (A / B) - 1, where:

A	is the Index Price for the Segment End Date; and

B	is the Index Price on the Segment Start Date.
The Index Change will be calculated for Index X, Index Y, and Index Z shown on the Segment Contract Schedule. Each Index Allocation Percentage will then be applied. The Index with the best performing Index Change will be multiplied by the Index Allocation Percentage 1. The Index with the second best performing Index Change will be multiplied by the Index Allocation Percentage 2. The Index with the third best performing Index Change will be multiplied by the Index Allocation Percentage 3. The resulting “Aggregate Index Change” will equal:
(Index Allocation Percentage 1 x Index Change for best performing Index) +
(Index Allocation Percentage 2 x Index Change for second best performing Index) +
(Index Allocation Percentage 3 x Index Change for third best performing Index)

{If the Aggregate Index Change is greater than or equal to zero, then the “Segment Credit Percentage” on the Segment End Date will be equal the lesser of (1) or (2), where:
(1) = Greater of zero and B x [A - (D x E)];
(2) = Greater of zero and B x [C - (D x E)]; and where

A	is the Aggregate Index Change;

B	is the Participation Rate;

C	is the Cap Rate;

D	is the Annual Spread; and

E	is the number of years in the Segment Term Period.}
{If the Aggregate Index Change is greater than or equal to zero, then the “Segment Credit Percentage” on the Segment End Date will be equal the lesser of (1) or (2), where:
(1) = Greater of zero and B x A;
(2) = Greater of zero and B x C;

A	is the Aggregate Index Change;

Buffer MI I (05/19)                    Page3                Buffer MI I (05/19)

Exhibit 4.1 Buffer Multi Index Strategy                        Athene Annuity and Life Company

B	is the Participation Rate;

C	is the Cap Rate.}

If the Aggregate Index Change is less than zero, then the “Segment Credit Percentage” on the Segment End Date will be equal to the lesser of zero and (A + B), where:

A	is the Aggregate Index Change; and

B	is the Buffer Rate.
The amount of Segment Credits added to this Buffer Multi-Index Segment Option is equal to A x B, where:

A	is the Segment Value as of the previous day; and

B	is the Segment Credit Percentage.

/s/ Blaine T. Doerrfeld
Blaine T. Doerrfeld
Secretary

Buffer MI I (05/19)                    Page4                Buffer MI I (05/19)

Exhibit 4.1 Bailout Endorsement         Athene Annuity and Life Company

Bailout Endorsement

This Endorsement
This endorsement is part of Your Contract and is subject to all terms, conditions, and provisions contained in Your Contract. Any capitalized terms not defined in this endorsement are defined in the Contract or Strategy Endorsements. To the extent there are any conflicts between the provisions of this endorsement and the provisions of Your Contract, the provisions of this endorsement will control. The effective date of this endorsement is the Contract Date.

Definitions

Bailout Rates
A Bailout Rate is a type of threshold rate applicable for each Segment Option that is provided at the time of application and printed in your Segment Contract Schedule. Fixed Segment Options have a Bailout Annual Interest Rate and Index-Linked Segment Options have a Bailout Cap Rate and a Bailout Participation Rate.

Initial Segment Term Period Bailout

Initial Segment Term Period Bailout
If the declared Cap Rate, Participation Rate, or Annual Interest Rate for a Segment Option in which you have funds is less than the applicable Bailout Rate specified in your Segment Contract Schedule, you may cancel Your Contract during the first {60 days} after the Contract Date. You will receive Your Purchase Payment less any Withdrawals without incurring a Withdrawal Charge, Interest Adjustment, or Equity Adjustment.

/s/ Blaine T. Doerrfeld
Blaine T. Doerrfeld
Secretary

Bailout I (05/19)    Page 1     Bailout I (05/19)

Exhibit 4.1 Interim Value Endorsement              Athene Annuity and Life Company

Interim Value Endorsement

This Endorsement
This endorsement is part of Your Contract and is subject to all terms, conditions, and provisions contained in Your Contract. Any capitalized terms not defined in this endorsement are defined in the Contract or Strategy Endorsements. To the extent there are any conflicts between the provisions of this endorsement and the provisions of Your Contract, the provisions of this endorsement will control. The effective date of this endorsement is the Contract Date.

Interim Value

Segment Interim Value
The Segment Interim Value for any Segment Option is calculated daily and is equal to A + B + C, where:

A	is the Segment Value on this date;

B	is any applicable Interest Adjustment on this date; and

C	is any applicable Equity Adjustment on this date.
Interest Adjustment
On any day, the Interest Adjustment for any Segment Option equals A x B, where:
A    is the Segment Value on this date, immediately prior to any Withdrawal; and
B    is the Interest Adjustment Factor.

Interest Adjustment Factor
The “Interest Adjustment Factor” for any Segment Option equals RN/12 - 1, where:

N	is the number of complete months remaining before the Withdrawal Charge Rate Schedule expires; and
R     is equal to (1 + A) / (1 + B), where:
A    is the Beginning Interest Adjustment Index Value; and

B	is the Closing Interest Adjustment Index Value.

The “Beginning Interest Adjustment Index Value” is equal to the closing price of the Interest Adjustment Index on the Contract Date. The “Closing Interest Adjustment Index Value” is equal to the closing price of the Interest Adjustment Index on the day we calculate the Segment Interim Value. If a closing price of the Interest Adjustment Index is not available on any day for which a closing price is needed, then the closing price as of the first preceding Business Day for which a closing price is available will be used. The “Interest Adjustment Index” is the {7 Year Point on the A Rated US Bloomberg Fair Value Curve}.
You may obtain the daily price of the Interest Adjustment Index by contacting us.
If the Interest Adjustment Index is discontinued, we are unable for any reason to utilize it, or the calculation of the Interest Adjustment Index is changed substantially, We may substitute another method of determining the values that will be used in the above calculation and will inform You of that change at Your last known address on file with us. Any substitute index will be submitted for prior approval to the insurance regulatory authority of the state in which Your Contract is issued.

Interim I (05/19)                    Page1                    Interim I (05/19)

Exhibit 4.1 Interim Value Endorsement              Athene Annuity and Life Company

Equity Adjustment
On any day, except the Segment End Date, the Equity Adjustment for any Index-Linked Segment Option equals A x B, where:
A    is the Segment Value on this date, immediately prior to any Withdrawal; and
B    is the Equity Adjustment Factor applicable to that Segment Option.
The Equity Adjustment is equal to zero on the Segment End Date. The Equity Adjustment does not apply to Fixed Segment Options.
Equity Adjustment Factor
The “Equity Adjustment Factor” for any Segment Option is equal to A – B x (1 – Y), where:

A	is the value of the derivative instruments on the day We calculate the Segment Interim Value;

B	is the value of the derivative instruments on the Segment Start Date for the applicable Segment Option; and

Y	is the number of whole years elapsed from the Segment Start Date to the day we calculate the Segment Interim Value, divided by the Segment Term Period.

For Buffer Multi-Index Segment Options, the value of the derivative instruments for each of the underlying Indices is calculated independently and then weighted to determine A and B in the Equity Adjustment Factor above. Weights are assigned based on the relative value of the derivative instruments across the underlying Indices to produce an aggregate derivative instrument value for the Buffer Multi-Index Segment Option. The weights are assigned as follows:

•	{50%} weight is assigned to the Index with the highest value of derivative instruments on the date in question.

•	{30%} weight is assigned to the Index with the second highest value of derivative instruments on the date in question.

•	{20%} weight is assigned to the Index with the lowest value of derivative instruments on the date in question.

On each Business Day, We calculate the value of the derivative instruments for each Index-Linked Segment Option based on the estimated market value of a set of put and call options as determined by an option pricing formula. You may obtain the Equity Adjustment Factor by contacting Us.

/s/ Blaine T. Doerrfeld
Blaine T. Doerrfeld
Secretary

Interim I (05/19)                    Page2                    Interim I (05/19)

Athene Annuity and Life Company
Exhibit 4.1

Guaranteed Minimum Death Benefit Endorsement

General Endorsement Provisions

This Endorsement
This endorsement is part of Your Contract and is subject to all terms, conditions, and provisions contained in Your Contract. Any capitalized terms not defined in this endorsement are defined in the Contract. To the extent there are any conflicts between the provisions of this endorsement and the provisions of Your Contract, the provisions of this endorsement will control. The effective date of this endorsement for new Contracts is the Contract Date and for existing Contracts is the date We issue this endorsement.

Death Provisions

Death Benefit
If the amount of the Death Benefit provided under Your Contract is less than the Return of Premium Benefit, then the amount of the Death Benefit will be increased to equal the Return of Premium Benefit.
Return of Premium Benefit
The “Return of Premium Benefit” is equal to A – B, where:

A	is the Purchase Payment; and

B	is the sum of net proceeds from all prior Withdrawals.

Net proceeds from prior Withdrawals are equal to the Contract Value withdrawn after the application of Withdrawal Charges, Interest Adjustments, and Equity Adjustments.

{We do not treat the deduction of the Segment Fee as a Withdrawal.}
Death of Owner
This endorsement and all its provisions will terminate upon the date of death of the Owner (or the Annuitant if the Owner is not a natural person) except as provided in the provisions of this endorsement entitled Spousal Continuation.
Spousal Continuation
If the surviving spouse of the deceased Owner (or the deceased Annuitant if the Owner is not a natural person) is the Beneficiary and elects to continue Your Contract, as provided for in the Death of an Owner prior to the Annuity Date provision of Your Contract, this endorsement and all its provisions will also continue provided the surviving spouse becomes the sole Annuitant and sole Owner of Your Contract.
Termination
The Owner may not elect to terminate this endorsement once it is effective. This endorsement will terminate upon the earliest of the following dates:
1    the date on which We pay the Death Benefit;

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Athene Annuity and Life Company
Exhibit 4.1

2    the date on which Your Contract is surrendered for its Cash Surrender Value;
3    the date the Withdrawal Charge Rate Schedule ends;

4	the date the Owner changes or an additional Owner is added after the Contract Date, unless the Contract is continued by the surviving spouse;

5	the date when the Owner is a non-natural person and the Annuitant changes or an additional Annuitant is added after the Contract Date.

/s/ Blaine T. Doerrfeld
Blaine T. Doerrfeld
Secretary

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